UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
------------------------------------------------------------------------

FORM 8-K
------------------------------------------------------------------------
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Earliest Event Date requiring this Report:  May 16, 2012
------------------------------------------------------------------------

CHDT CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
------------------------------------------------------------------------

FLORIDA	0-28331	84-1047159
(State of Incorporation or	(Commission File Number)	(I.R.S. Employer
Organization)	Identification No.)

350 Jim Moran Blvd.
Suite 120
Deerfield Beach, Florida 33442
(Address of principal executive offices)

(954) 252-3440
(Registrant's telephone number, including area code)

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

See Item 8.01 below.

ITEM 8.01 OTHER EVENTS

On May 16, 2012, CHDT Corporation, a Florida corporation, (“Reporting Company”) sought the written consent of 10 shareholders to the following proposed corporate actions: election of six nominees to the board of directors; the ratification of Robison Hill & Co. as the public auditors of the Reporting Company for fiscal year 2012 and to amend the articles of incorporation of the Reporting Company to change its name to “Capstone Companies, Inc.”  The written consents were solicited by the distribution on May 16, 2012 of the information statement attached as Exhibit 99.3 hereto. As of May 16, 2012, and separate from the written consent solicitation by the information statement, the Reporting Company had received written consents from members of Company management representing 216,789,248 shares of Common Stock of the Company approving the proposed corporate actions, or representing 33.4% of the issued and outstanding shares of the Common Stock as of April 25, 2012.  Each of the proposed corporate actions requires the approval of at least 50.1% of the issued and outstanding shares of the Reporting Company’s Common Stock as of April 25, 2012.

ITEM 7.01. REGULATION FD DISCLOSURE

The Reporting Company issued a press release on May 15, 2012 about its financial results for the fiscal quarter ended March 31, 2012.  The Reporting Company also conducted a Webcast and teleconference conference call on these results at 10:00 a.m., EST, on May 16, 2012.   The press release is attached as Exhibit 99.1 and the Teleconference Transcript, Exhibit 99.2 is to be filed by amendment.

The information presented in Item 7.01 of this Current Report on Form 8-K and its exhibits or sources incorporated by reference herein shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, unless we specifically state that the information is to be considered “filed” under the Exchange Act or specifically incorporate it by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Exhibit Number	Exhibit Description
99.1	May 15, 2012 CHDT Corporation Press Release on financial results for the fiscal quarter ended March 31, 2012
99.2	May 16, 2012 Teleconference/Webcast Transcript *
99.3	May 16, 2012 Information Statement

* To be filed by amendment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHDT CORPORATION, A FLORIDA CORPORATION

Date:   May 17, 2102

By: /s/ Stewart Wallach
Chief Executive Officer